UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2011, John K. Kerr, a director of Aware, Inc., informed Aware that he was resigning from the Board of Directors, effective May 20, 2011. In accordance with the Stock Appreciation Rights Award granted to Mr. Kerr on May 20, 2009, Mr. Kerr received a payment of 1,200 shares of common stock of Aware upon the termination of his services on the Board of Directors.

On May 23, 2011, G. David Forney, Jr., a director of Aware, Inc., informed Aware that he was resigning from the Board of Directors, effective May 23, 2011. In accordance with the Stock Appreciation Rights Award granted to Mr. Forney on May 20, 2009, Mr. Forney received a payment of 1,058 shares of common stock of Aware upon the termination of his services on the Board of Directors.

Item 9.01.    Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC. By: /s/ Richard P. Moberg Richard P. Moberg Co-President and co- Chief Executive Officer

Date: May 24, 2011